EXHIBIT 10.5

AMENDMENT NO. 1 TO THE EXCLUSIVE DISTRIBUTION AGREEMENT BY AND
BETWEEN DS LABORATORIES, INC. AND EZIO DA FONSECA

This Amendment No. 1 to the Exclusive Distribution Agreement by and between DS Laboratories, Inc. and Ezio da Fonseca made effective as of the 1st day of October 2009 (the “Amendment”) by and between DS Laboratories, Inc. (“Manufacturer”) and Divine Skin, Inc. (“Issuer”) and Ezio da Fonseca (“Distributor”) and amends that certain Exclusive Distribution Agreement by and between DS Laboratories, Inc. and Ezio da Fonseca effective October 1, 2009 (the “Distribution Agreement”).

WITNESSETH

WHEREAS, the Manufacturer and Distributor entered into the Distribution Agreement and the parties desire to amend the Distribution Agreement upon the terms set forth herein;

WHEREAS, the Manufacturer is a wholly owned subsidiary of Issuer and receives a substantial benefit from the services provided by Distributor;

WHERAS, Distributor has agreed to provide additional services under the Distribution Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.

All defined terms not otherwise defined herein shall have the meanings ascribed to them in the Distribution Agreement.

2.

Section 5 to the Distribution Agreement is amended to include the following provisions:

“5.3

In consideration of the services provided herein, the Issuer hereby issues 3,000,000 shares of restricted common stock (the “Securities”) to the Distributor, free and clear of all liens, charges, encumbrances and security interests (except for those restrictions imposed on the securities by federal and state securities laws).  The Distributor acknowledges that the Securities are being acquired for his own account and for investment and not with a view to the public resale or distribution thereof.  The Distributor is capable of bearing the economic risks of an investment in the Securities and fully understands the speculative nature of the Securities and the possibility of such loss. Distributor acknowledges that he has been furnished with information regarding the Issuer and further acknowledges that he has had an opportunity to ask questions of and receive answers from duly designated representatives of the Issuer. The Distributor acknowledges that the Securities have not been registered under the Securities Act of 1933, as amended (“Act”), or any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under the Act and any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the issuer that an exemption from registration under the act and any applicable state securities laws is available.”

3.

In the event of any inconsistency between any of the terms and conditions of this Amendment and the Distribution Agreement, the terms and conditions of this Amendment shall prevail and control.  Except as amended by this Amendment, the Distribution Agreement and all its terms and conditions are in full force and effect.

4.

Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by each of the undersigned as of the day and year first above written.

DS Laboratories, Inc.

_____________________________

Name:

Its:

Divine Skin, Inc.

_____________________________

Name:

Its:

Ezio Da Fonseca

_____________________________

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